Exhibit 99.1

Orbital Energy Group Reports Third Quarter 2020
Financial Results

Reach Construction Group, Orbital Power Services and
Increasing Customer Activity Drive 124% Quarterly Revenue Growth from Continuing Operations

HOUSTON, November 16, 2020 -- Orbital Energy Group, Inc. (Nasdaq: OEG) (“Orbital Energy” or the “Company”) today reported unaudited financial results for the three and nine months ended September 30, 2020.

Financial and Operating Highlights:

●

Reported total revenues of $13.6 million for the third quarter of 2020, compared to $6.1 million for the third quarter of 2019, an increase of 124%, primarily attributable to the addition of Reach Construction Group (“Reach”) and the Company's Orbital Power Services group;

●

Gross profit was $2.4 million for the third quarter of 2020, compared to $1.4 million for the third quarter of 2019 with the improvement mainly due to increased revenues; this improvement is expected to persist throughout the remainder of 2020 and into 2021;

●	Gross margin was 17.3% for the third quarter of 2020, compared to 23.4% for the third quarter of 2019;

●

Operating loss was $6.3 million for the third quarter of 2020, compared to $3.7 million in the prior year period, mainly due to higher SG&A expenses associated with Orbital Power Services and the addition of Reach during the second quarter;

●	Held Cash and cash equivalents of $4.1 million and Restricted cash of $3.6 million as of September 30, 2020; and

●	Total backlog was $52.0 million at September 30, 2020, up from $46.4 million at June 30, 2020, reflecting backlog growth at both Reach Construction and Orbital Power Services.

Commentary

“In the third quarter, we continued our evolution into a diversified infrastructure services provider,” said Jim O'Neil, vice chairman and CEO of Orbital Energy. “Our recently acquired solar engineering, procurement, and construction services company, Reach Construction Group, is engaged for multiple, utility scale solar programs starting in the fourth quarter and has a robust pipeline of additional project opportunities. Further, our new Orbital Power Services division, which focuses on electric transmission and distribution services, keeps gaining traction and increasing industry recognition. This resulted in several storm-related projects, which generated additional revenues for us in the third quarter and has extended into the fourth quarter.”

Mr. O’Neil added, “As utilities continue to integrate renewable generation into their transmission and distribution systems, we believe it is imperative that infrastructure providers have the technology, expertise and construction resources they need to conduct these multi-faceted projects while adhering to increasing environmental, social and governance (ESG) standards. Looking ahead, we expect customer activity will continue to increase, as conditions improve since the onset of COVID-19 and renewable energy trends drive utilities’ capital investment plans. We believe Orbital Energy Group is well suited to meet these needs, with our ability to offer a diverse service offering for these growing industry demands.”

Conference Call

Management will host a conference call today, November 16, 2020 at 8:30 AM ET to discuss these results as well as recent corporate developments. After management's opening remarks, there will be a question and answer period. To access the call, please dial (888) 734-0328 and provide conference ID 6598596. For international callers, please dial (678) 894-3054. The live webcast of the conference call and accompanying slide presentation can be accessed through the 'Events & Presentations' page of the Orbital Energy Investor Relations website (www.orbitalenergygroup.com).

For those unable to attend the live call, a telephonic replay will be available until December 2, 2020. To access the replay of the call dial (855) 859-2056 or (404) 537-3406 and provide conference ID 6598596. An archived copy of the webcast and slide presentation will also be available on the 'Events & Presentations' page of the Orbital Energy Investor Relations website.

About Orbital Energy Group

Orbital Energy Group, Inc. (Nasdaq: OEG), formerly known as CUI Global, Inc., is creating a diversified infrastructure services platform through the acquisition and development of innovative companies. Orbital Energy’s group of businesses includes: Orbital Gas Systems, Inc., Orbital Power Services and Orbital Solar Services. Orbital Gas Systems is a 30-year leader in innovative gas solutions, serving the energy, power and processing markets through the design, installation and commissioning of industrial gas sampling, measurement and delivery systems. Orbital Power Services provides engineering, construction, maintenance and emergency response solutions to the power, utilities and midstream markets. Orbital Solar Services provides engineering, procurement and construction (“EPC”) expertise in the renewable energy industry and established relationships with solar developers and panel manufacturers in the utility scale solar market. As a publicly traded company, Orbital Energy is dedicated to maximizing shareholder value. But most important, our commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit: www.orbitalenergygroup.com

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information regarding these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

Investor Relations:
KCSA Strategic Communications
David Hanover
T: 212-896-1220
orbital@kcsa.com

Orbital Energy Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and per share amounts)	2020	2019

Assets:
Current Assets:
Cash and cash equivalents	$4,060	$23,351
Restricted cash - current	2,562	—
Trade accounts receivable, net of allowance of $63 and $47 at September 30, 2020 and December 31, 2019, respectively	12,498	5,290
Inventories	1,117	1,631
Contract assets	6,090	2,314
Note receivable, current portion	44	—
Prepaid expenses and other current assets	4,263	2,215
Assets held for sale - current	6,482	6,893
Total current assets	37,116	41,694

Property and equipment, less accumulated depreciation of $1,972 and $1,441 at September 30, 2020 and December 31, 2019, respectively	5,776	4,454
Investments	741	4,865
Right of use assets - Operating leases	6,990	5,524
Goodwill	7,006	—
Other intangible assets, net	14,887	4,298
Restricted cash	1,026	—
Note receivable	3,525	3,253
Deposits and other assets	1,306	70
Total assets	$78,373	$64,158

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$16,712	$2,904
Notes payable, current	3,979	473
Line of credit	451	—
Operating lease obligations - current portion	1,704	821
Accrued expenses	5,285	5,159
Contract liabilities	8,047	1,668
Liabilities held for sale, current	3,894	4,970
Total current liabilities	40,072	15,995
Notes payable, less current portion	7,383	—
Operating lease obligations, less current portion	5,282	4,852
Contingent consideration	720	—
Other long-term liabilities	287	194
Total liabilities	53,744	21,041

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at September 30, 2020 or December 31, 2019	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 30,773,748 shares issued and 30,420,685 shares outstanding at September 30, 2020 and 28,736,436 shares issued and 28,383,373 shares outstanding at December 31, 2019	31	29
Additional paid-in capital	171,344	170,106
Treasury stock at cost; 353,063 shares held at September 30, 2020 and December 31, 2019	(413)	(413)
Accumulated deficit	(142,142)	(122,234)
Accumulated other comprehensive loss	(4,191)	(4,371)
Total stockholders' equity	24,629	43,117
Total liabilities and stockholders' equity	$78,373	$64,158

Orbital Energy Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months		For the Nine Months
(in thousands, except share and per share amounts)	Ended September 30,		Ended September 30,
	2020	2019	2020	2019

Revenues	$13,615	$6,073	$27,078	$17,793

Cost of revenues	11,261	4,652	23,121	13,464

Gross profit	2,354	1,421	3,957	4,329

Operating expenses:
Selling, general and administrative expense	7,179	4,793	21,158	14,092
Depreciation and amortization	1,454	365	3,285	1,154
Research and development	6	20	51	123
Provision for bad debt	15	(18)	23	110
Other operating (income) expense	23	(11)	23	(13)

Total operating expenses	8,677	5,149	24,540	15,466

Continuing loss from operations	(6,323)	(3,728)	(20,583)	(11,137)

Other (expense) income	860	(461)	62	(566)
Interest expense	(333)	(4)	(469)	(35)

Loss from continuing operations before income taxes and equity in net loss of affiliate	(5,796)	(4,193)	(20,990)	(11,738)
Net loss of affiliate	—	(354)	(4,806)	(710)
Loss from continuing operations before taxes	(5,796)	(4,547)	(25,796)	(12,448)

Income tax benefit	(61)	(1,311)	(3,211)	(1,765)

Loss from continuing operations, net of income taxes	(5,735)	(3,236)	(22,585)	(10,683)

Discontinued operations
Income from operations of discontinued power and electromechanical businesses	3,403	3,948	3,512	6,236
Income tax expense	870	1,024	835	1,133
Income from discontinued operations, net of income taxes	2,533	2,924	2,677	5,103

Net loss	$(3,202)	$(312)	$(19,908)	$(5,580)

Basic and diluted weighted average common shares outstanding	30,430,422	28,691,206	29,761,135	28,636,918

Loss from continuing operations per common share - basic and diluted	$(0.19)	$(0.11)	$(0.76)	$(0.37)

Income from discontinued operations - basic and diluted	$0.08	$0.10	$0.09	$0.18

Loss per common share - basic and diluted	$(0.11)	$(0.01)	$(0.67)	$(0.19)

Orbital Energy Group, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months
(in thousands)	Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,908)	$(5,580)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	573	645
Amortization of intangibles	3,043	1,326
Amortization of note receivable discount	(214)	—
Stock issued and stock to be issued for compensation, royalties and services	12	155
Non-cash loss on equity method investment in affiliate	4,806	710
Non-cash fair value gain on equity method investment purchase	—	(629)
Gain on sale of business	(14)	(3,631)
Provision for bad debt expense	23	90
Deferred income taxes	(1,195)	(644)
Inventory reserve	(185)	135
Non-cash unrealized foreign currency losses	516	614
Gain on disposal of assets	23	(13)
Change in operating assets and liabilities, net of effects of acquisition:
Trade accounts receivable	(3,273)	1,196
Inventories	2,601	(31)
Contract assets	(526)	(891)
Prepaid expenses and other current assets	286	362
Right of use assets - Operating leases	(1,157)	743
Deposits and other assets	(1,184)	(248)
Accounts payable	351	2,406
Operating lease liabilities	1,005	(687)
Accrued expenses	1,264	(122)
Refund liabilities	—	(367)
Contract liabilities	3,227	246
NET CASH USED IN OPERATING ACTIVITIES	(9,926)	(4,215)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition, net of cash received	(2,981)	—
Purchases of property and equipment	(1,474)	(278)
Cash paid for working capital adjustment on Power group disposition	(2,804)	—
Sale of discontinued operations, net of cash	(227)	—
Proceeds from sale of property and equipment	94	14
Purchase of other intangible assets	(10)	(269)
Purchase of convertible notes receivable	(260)	—
Purchase of investments	(210)	(1,615)
Proceeds from notes receivable	—	313
Proceeds from sale of restricted investment	—	400
Proceeds from electromechanical components business sale	—	4,696
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(7,872)	3,261

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from overdraft facility	—	6,842
Payments on overdraft facility	—	(8,208)
Proceeds from line of credit	100	20,889
Payments on line of credit	(99)	(21,188)
Payments on financing lease obligations	(3)	(3)
Proceeds from notes payable	3,864	—
Payments on notes payable	(1,747)	(88)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	2,115	(1,756)

Effect of exchange rate changes on cash	(20)	(64)
Net decrease in cash, cash equivalents and restricted cash	(15,703)	(2,774)
Cash, cash equivalents and restricted cash at beginning of period	23,351	4,502

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$7,648	$1,728

Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are non-GAAP financial measures and are reconciled in the table below. These non-GAAP financial measures do not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with United States generally accepted accounting principles ("GAAP"). EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) exclude components that are significant in understanding and assessing the company's results of operations and cash flows. In addition, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are not terms defined by GAAP and as a result our measure of EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) might not be comparable to similarly titled measures used by other companies. However, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are used by management to evaluate, assess and benchmark the company's operational results and the company believes EBITDA, Adjusted EBITDA, and Adjusted Net Income (loss) are relevant and useful information which are often reported and widely used by analysts, investors and other interested parties in the Company's industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance, to provide an additional measure of performance and liquidity and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditure and working capital requirements. Adjusted Net Income (loss) eliminates the amortization expenses associated with intangible assets acquired with Orbital Gas Systems Limited, CUI-Canada and Reach Construction as well as non-cash expenses associated with impairments, Gains on sale of businesses, non-cash gains and losses related to the Company's equity method investment in VPS and stock and stock options for compensation, royalties and services during the period.

(in thousands)	For the Three Months Ended		For the Nine Months Ended
(Unaudited)	September 30,		September 30,
	2020	2019	2020	2019
EBITDA:
Net loss	$(3,202)	$(312)	$(19,908)	$(5,580)
Plus Interest expense	333	105	469	309
Plus: (Benefit) provision for taxes	809	(287)	(2,376)	(632)
Plus: Depreciation and amortization	1,581	602	3,616	1,971
EBITDA	$(479)	$108	$(18,199)	$(3,932)

Adjusted EBITDA:
Minus: Gain on disposal of discontinued operation	(14)	(3,631)	(14)	(3,631)
Plus: Bad debt	15	(48)	23	90
Plus: Stock and stock to be issued for compensation, royalties and services	5	44	12	155
Plus: Pretax gain on assets contributed as part of the purchase of VPS	—	—	—	(629)
Plus: Non-cash loss on equity method investment in VPS	—	354	4,806	710
Adjusted EBITDA	$(473)	$(3,173)	$(13,372)	$(7,237)

Adjusted net income (loss):

Net loss	$(3,202)	$(312)	$(19,908)	$(5,580)
Minus: Gain on disposal of discontinued operation	(14)	(3,631)	(14)	(3,631)
Plus: Amortization expense of Orbital, CUI-Canada and Reach Construction acquisition intangibles	1,316	286	2,872	883
Plus: Stock and stock to be issued for compensation, royalties and services	5	44	12	155
Minus: Pretax gain on assets contributed as part of the purchase of VPS	—	—	—	(629)
Plus: Non-cash loss on equity method investment in VPS	—	354	4,806	710
Adjusted net loss	$(1,895)	$(3,259)	$(12,232)	$(8,092)